Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 31, 2020, relating to the balance sheet of dMY Technology Group, Inc. as of December 31, 2019, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from September 27, 2019 (inception) through December 31, 2019, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

January 31, 2020